Exhibit A
Item 5. Interest in Securities of the Issuer
(a) and (b) The Reporting Persons as of August 15, 2025, (i) hold 98.6% of the outstanding Class B Common Stock and collectively control approximately 32.1% of the combined voting power of the Issuer’s common stock and (ii) beneficially own, calculated in accordance with Rule 13d-3, 33.8% of the Issuer’s Class A Common Stock, based on the percentage that would be held by the Reporting Persons if they fully converted their shares of Class B Common Stock into shares of Class A Common Stock and no other holders of Class B Common Stock converted their shares of Class B Common Stock. The percentages reported below and in Box 13 above for each Reporting Person reflect such beneficial ownership for each such Reporting Person.

Reporting Person	Number of Shares of Class A Common Stock Owned(1)		Percentage of Class A Common Stock Outstanding(2)
Mark E. Jones	741,868	(3)	2.0%
Robyn Jones	248,882	(4)	0.7%
The Mark & Robyn Jones Descendants Trust 2014	7,214,372		19.2%
The Lanni Elaine Romney Family Trust 2014	264,534		0.7%
The Lindy Jean Langston Family Trust 2014	282,734		0.7%
The Camille LaVaun Peterson Family Trust 2014	275,434		0.7%
The Desiree Robyn Coleman Family Trust 2014	276,834		0.7%
The Adrienne Morgan Jones Family Trust 2014	282,734		0.7%
The Mark Evan Jones, Jr. Family Trust 2014	282,734		0.7%
Serena Jones	482,599		1.3%
Lanni Romney	180,291		0.5%
Lindy Langston	200,079		0.5%
Camille Peterson	255,019		0.7%
Desiree Coleman	200,000		0.5%
Adrienne Jones	288,027		0.8%
Mark E. Jones, Jr.	392,379	(5)	1.0%
P. Ryan Langston	119,615	(6)	0.3%
SLJ Dynasty Trust	151,246		0.4%
Jones 2020 Irrevocable Trust	82,005		0.2%
Lindy Langston Spousal Lifetime Access Trust	80,270		0.2%
Lanni Romney Spousal Lifetime Access Trust	73,704		0.2%
Nathan Romney	5		—%
The CP Descendants' Trust	101,351		0.3%
Ryan Langston 2021 Family Trust	72,500		0.2%
Nathan Romney 2021 Family Trust	82,500		0.2%
Chick & The Bear Irrevocable Trust	63,530		0.2%
SLJ 2023 Grantor Retained Annuity Trust	48,937		0.1%
(1)     Each Reporting Person has shared power to vote or dispose all shares listed pursuant to the Voting Agreements described herein except for the shares listed for Mark E. Jones for which he has the sole power to vote or dispose.

(2)    Based on the number of shares of Class A Common Stock (25,095,032) issued and outstanding as of August 15, 2025, the date of this report, and assuming all outstanding shares of Class B Common Stock (together with an equal number of LLC Units in Goosehead Financial) beneficially owned by the Reporting Persons (and excluding, for the avoidance of doubt, shares of Class B Common Stock owned by other persons) were exchanged for newly-issued shares of Class A Common Stock on a one-for-one basis.
(3)    Includes 520,668 shares of Class A Common Stock issuable upon exercise of options that have vested or will vest within 60 days.
(4)     Includes 44,968 shares of Class A Common Stock issuable upon exercise of options that have vested or will vest within 60 days.
(5)    Includes 173,335 shares of Class A Common Stock issuable upon exercise of options that have vested or will vest within 60 days.
(6)    Includes 114,610 shares of Class A Common Stock issuable upon exercise of options that have vested or will vest within 60 days.

Between March 27, 2025 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and August 15, 2025, The Mark & Robyn Jones Descendants Trust 2014 converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
05/8/2025	30,081	$101.95
05/9/2025	37,221	$102.56
05/12/2025	50,000	$103.75
05/13/2025	111,313	$105.42
05/14/2025	21,385	$104.76
07/31/2025	31,516	$93.24
08/5/2025	900	$89.41
08/6/2025	12,153	$87.60
08/7/2025	6,175	$87.14
08/8/2025	14,717	$87.18
08/11/2025	45,998	$86.44
08/12/2025	48,320	$87.11
08/13/2025	60,000	$88.22
08/14/2025	29,391	$87.60
08/15/2025	600	$87.01
Between March 27, 2025 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and August 15, 2025, Lindy Langston converted shares of Class B Common Stock into shares of Class A Common Stock which were promptly sold:

Date	Number of Shares of Class A Common Stock Sold	Weighted Average Price Per Share
05/20/2025	1,105	$110.05
05/27/2025	11,042	$110.20
05/28/2025	2,853	$110.16

Between March 27, 2025 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and August 15, 2025, SLJ 2023 Grantor Retained Annuity Trust transferred shares of Class B Common Stock to Serena Jones:

Date	Number of Shares of Class B Common Stock Transferred	Weighted Average Price Per Share
06/26/2025	58,951	$0.00
Between March 27, 2025 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and August 15, 2025, Mark E. Jones gifted shares of Class A Common Stock:

Date	Number of Shares of Class A Common Stock Gifted	Weighted Average Price Per Share
05/21/2025	100	$0.00
Between March 27, 2025 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and August 15, 2025, Mark E. Jones, Jr. purchased shares of Class A Common Stock:

Date	Number of Shares of Class A Common Stock Purchased	Weighted Average Price Per Share
07/29/2025	1,149	$86.08
Between March 27, 2025 (the date following the most recent Schedule 13D/A filed by the Reporting Persons) and August 15, 2025, Robyn Jones gifted shares of Class A Common Stock:

Date	Number of Shares of Class A Common Stock Gifted	Weighted Average Price Per Share
05/15/2025	92,000	$0.00